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NORTHWESTERN MUTUAL SERIES FUND, INC.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

International Growth Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

November 17, 2009

To the Contract Owners:

We are pleased to notify you of changes involving the International Growth Portfolio (“Portfolio”), a series of Northwestern Mutual Series Fund, Inc. (the “Fund”).

The Fund’s Board of Directors (the “Board”) has approved the hiring of Janus Capital Management LLC (“Janus”) to serve as sub-adviser to the Portfolio and, in conjunction with this, the Board has approved a sub-advisory agreement (the “Sub-Advisory Agreement”) between Janus and Mason Street Advisors, LLC, the Portfolio’s investment adviser (“Mason Street Advisors”) on behalf of the Portfolio.

As was previously communicated to you via a supplement to the Fund’s prospectus dated August 28, 2009, Janus became the sub-adviser effective September 25, 2009. Mason Street Advisors will continue to serve as the Portfolio’s investment adviser.

I encourage you to read the attached Information Statement, which provides information about Janus and the Sub-Advisory Agreement, and discusses the factors that the Board considered in approving the Sub-Advisory Agreement. The Information Statement does not require any action by you. Its purpose is to provide you with information about the new sub-adviser for the Portfolio.

Sincerely,

PATRICIA L. VAN KAMPEN

President

Northwestern Mutual Series Fund, Inc.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

International Growth Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

November 17, 2009

The Board of Directors (“Board” or “Directors”) of the Northwestern Mutual Series Fund, Inc. (“Series Fund”) recently approved an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) for the International Growth Portfolio (“Portfolio”) between Mason Street Advisors, Inc., in its capacity as investment adviser to the Portfolio (the “Adviser” or “Mason Street Advisors”) and Janus Capital Management LLC (“Janus” or “Sub-Adviser”), effective September 25, 2009. This Information Statement explains why the Directors approved the Sub-Advisory Agreement with Janus on behalf of the Portfolio, as well as describes generally the terms of the Sub-Advisory Agreement.

These changes were approved by the Board without shareholder approval, pursuant to the terms of an Exemptive Order issued by the Securities and Exchange Commission (“SEC”) to the Series Fund and Mason Street Advisors.

This Information Statement is being provided to shareholders in lieu of a proxy statement pursuant to the terms of the Exemptive Order. The Information Statement will be mailed on or about November 17, 2009, to contract owners with an allocation to the International Growth Portfolio as of September 25, 2009 (record date).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

The Series Fund is a mutual fund that offers its shares in multiple separate investment portfolios, one of which is the International Growth Portfolio. All of the outstanding shares of the Series Fund are held by The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), either in its general account or in its separate investment accounts used for its variable annuity contracts and variable life policies. Although you are not a shareholder of the Series Fund, all or part of the net considerations or premiums and accumulated amounts under your variable annuity contract or variable life insurance policy are invested in shares of the Series Fund through NML Variable Annuity Account A, NML Variable Annuity Account B, NML Variable Annuity Account C, Northwestern Mutual Variable Life Account or Northwestern Mutual Variable Life Account II. You are receiving this Information Statement because you have directed Northwestern Mutual to allocate all or a portion of your investment to the International Growth Portfolio as of September 25, 2009.

Mason Street Advisors serves as the investment adviser to the Portfolio pursuant to an Amended Investment Advisory Agreement between the Series Fund and Mason Street Advisors dated April 30, 2007 (“Advisory Agreement”). Under the Advisory Agreement, Mason Street Advisors is specifically permitted to enter into sub-advisory agreements with one or more sub-advisers to whom Mason Street Advisors may delegate the responsibility for making day-to-day investment decisions for the Portfolio. Mason Street Advisors retains the responsibility to oversee the sub-advisers that it selects and to recommend to the Board the hiring, termination and replacement of sub-advisers.

Mason Street Advisors previously managed the assets of the Portfolio. In the ordinary course of its ongoing evaluation of manager performance and investment strategy, and in light of the Portfolio’s underperformance against its benchmarks and peers, Mason Street Advisors determined that the Portfolio’s performance might be aided by the appointment of a sub-adviser. After extensive research and qualitative and quantitative analysis of numerous candidate firms and their respective organizational structures, investment processes and long-term performance records, Mason Street Advisors recommended that the Board consider appointing Janus as sub-adviser to the Portfolio.

At a meeting of the Board held on August 6, 2009, the Directors, including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Series Fund or Mason Street Advisors (“Independent Directors”), appointed Janus to serve as the sub-adviser for the Portfolio effective September 25, 2009, and approved the Sub-Advisory Agreement. The Board’s decision was based on its belief that Janus’ approach to investing would improve the Portfolio’s performance. The Board also considered Janus’ ability to access broader resources to support an international growth mandate. After careful consideration, the Board determined that Janus was best suited to achieving the Portfolio’s investment objective.

Pursuant to an Exemptive Order issued to Mason Street Advisors and the Series Fund by the SEC, Mason Street Advisors is permitted to hire, terminate or replace sub-advisers to the Series Fund’s portfolios, including the International Growth Portfolio, and to modify material terms and conditions of sub-advisory agreements relating to the portfolios, without shareholder approval, subject to the approval of the Board. The Series Fund and Mason Street Advisors have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within 90 days of the date a newly hired sub-adviser begins providing services, the affected shareholders will be notified of the change. This Information Statement provides the required notice and contains information about Janus and the Sub-Advisory Agreement.

SUB-ADVISORY AGREEMENT

At a meeting of the Board held on August 6, 2009, the Directors, including the Independent Directors, unanimously approved an Investment Sub-Advisory Agreement between Mason Street Advisors and Janus relating to the International Growth Portfolio. Information about Janus is located below, under “MANAGEMENT.”

Board Consideration of the Sub-Advisory Agreement

In determining whether to approve the Sub-Advisory Agreement on behalf of the International Growth Portfolio, the Directors requested and received detailed information from Mason Street Advisors and Janus to assist them in their evaluation, including information compiled by certain independent providers of evaluative data. The Independent Directors also received a memorandum from their counsel advising the Directors of their responsibilities in connection with the approval of the Sub-Advisory Agreement and summarizing the legal standards governing the review of the Agreement. In addition, during the course of their deliberations, the Independent Directors had the opportunity to meet privately without representatives of Mason Street Advisors and Janus present, and were represented throughout the process by legal counsel to the Independent Directors.

The material factors and conclusions that formed the basis for the Board’s determination to approve the Sub-Advisory Agreement with respect to the Portfolio include those discussed below. In addition to the information provided to them at the August 6, 2009, meeting, including an in-person presentation from Janus, the Directors considered their experience with and knowledge of the nature and quality of services provided by Janus to another one of the Series Fund’s portfolios, and their interactions with representatives of Janus and its affiliates and their discussions with representatives of Mason Street Advisors. The Directors evaluated a variety of information they deemed relevant. No one particular factor was identified as controlling, but rather it was a combination of all the factors and conclusions that formed the basis for the determinations made by the Directors.

Nature, Extent and Quality of Services.   The Directors evaluated the nature, scope, extent and quality of services to be provided by Janus with respect to the Portfolio. The Directors considered the process followed to identify potential sub-advisers for the Portfolio, and the rationale for the recommendation of Janus as sub-adviser. The Directors also considered the breadth and depth of experience of Janus in managing other accounts using a similar investment strategy, including other mutual funds. The Directors’ considerations included information about Janus’ organization and the tenure, experience and performance of Janus’ investment management team. The Directors also evaluated the investment processes to be employed by Janus, noting in particular Janus’ more focused investment style, the style purity of its investment process and Janus’ ability to leverage its robust research platform to invest with conviction. The Directors also evaluated Janus’ management structure and key personnel and concluded that they were comfortable with Janus’ current leadership. The Board also took into consideration the enhancements that Janus had made to its investment analyst infrastructure, including the addition of support personnel and the increased tenure and experience of analysts. Finally, the Board considered Janus’ general reputation and the resources available to be committed in managing the Portfolio. Based on their review of these factors and other factors deemed relevant, the Directors concluded that they were satisfied with the nature, extent and quality of services to be provided by Janus with respect to the Portfolio, and the resources to be committed by Janus in providing such services.

Investment Performance.   Because Janus was a newly appointed sub-adviser to the Portfolio, the Directors, at the meeting, could not consider Janus’ investment performance in managing the Portfolio as a factor in evaluating the Sub-Advisory Agreement. However, the Directors did consider Janus’ performance record for a composite of private accounts as well as for other mutual funds with investment objectives, investment policies and investment strategies substantially similar to the Portfolio. In addition to absolute performance for these similar accounts over differing time periods, the Directors considered a comparison of the performance to the returns of a peer group and universe of comparable funds underlying variable insurance products as compiled by an independent research firm, and to the performance averages of the respective Morningstar and Lipper categories for the same periods. The Directors evaluated the similar accounts’ relative performance, and considered independent rankings and ratings where applicable, to provide an objective comparative benchmark against which they could assess the experience and ability of Janus in managing similar accounts. In connection with the performance of such accounts, the Directors noted that Janus had achieved consistently strong results. The Directors also considered Janus’ knowledge and experience as a growth manager and their experience with the focused investment strategy employed by Janus for another of the Series Fund’s portfolios. Based on these and other factors deemed relevant, the Board concluded that it was satisfied with the experience and capabilities of Janus and the personnel to be associated with the Portfolio, and that Janus’ approach to investing would improve the Portfolio’s performance.

Management Fees and Other Expenses.   In evaluating the management fees paid by the Portfolio, the Directors considered the actual and contractual fees paid by the Portfolio under the Advisory Agreement. The Directors also considered a comparison of the actual and contractual management fees of the Portfolio and those of an independently selected peer group of mutual funds for the Portfolio. The Directors considered that the fee schedule for the Portfolio contained breakpoints, and that the fee schedule and breakpoints evidenced an appropriate sharing of economies of scale between the Portfolio and Mason Street Advisors. The Directors further considered the total operating expenses of the Portfolio and a comparison of those expenses with the Portfolio’s peer group. The fact that the Advisory Agreement requires Mason Street Advisors to be responsible for many of the administrative and operational expenses, in addition to the investment management expenses, of the Portfolio was also considered. The Directors did not consider the management fees charged to other Mason Street Advisors clients as particularly relevant, because substantially all of those accounts were managed for affiliates of Mason Street Advisors and, as such, those accounts were priced based on different factors and considerations and, in some instances, had investment objectives and policies different than the Portfolio. The Directors considered the comparative data as a guide to help assess the reasonableness of the Portfolio’s advisory fee, although they acknowledged that it was difficult to make precise comparisons with other funds since the exact nature of services provided by peers is often not apparent. The Directors also separately considered the allocation between Mason Street Advisors and Janus of the Portfolio’s investment advisory fee (i.e., the amount of the advisory fee retained by Mason Street Advisors relative to that paid to Janus as a sub-advisory fee). They determined that the allocation was reasonable and the product of arm’s length negotiation between Mason Street Advisors and Janus.

The Directors noted that the Portfolio was projected to continue to be in the top Lipper quintile (meaning lowest expenses) of both its peer group and universe, with respect to total net operating expenses. In considering the level of management fees, the Directors also considered the structure and size of the Portfolio, the expenses assumed by Mason Street Advisors, the existing expense cap arrangement agreed to by Mason Street Advisors for the Portfolio and the amounts waived or reimbursed by Mason Street Advisors under such agreement. Based on their review of the management and other expenses, the comparative data, and other factors deemed relevant by the Directors, the Directors concluded that the management fees and total operating expenses of the Portfolio were reasonable in relation to the nature, scope and quality of services to be provided.

Costs and Profitability.   The Directors also considered Mason Street Advisors’ pricing methodology for its services as investment adviser and for the products of which the Portfolio is an investment option. Also considered was the financial condition of Mason Street Advisors and information concerning Mason Street Advisors’ costs and profitability with respect to its relationship with the Portfolio in general as well as in light of the sub-advisory fees negotiated with Janus. Mason Street Advisors provided a profitability analysis for the Portfolio that included the expense allocation methodology used, net income for the Portfolio individually and the Series Fund portfolios in the aggregate, net income earned from Mason Street Advisors for all of its clients in the aggregate, and net profit margins for the Portfolio individually and the Series Fund’s portfolios in the aggregate. In connection with its review of the profitability of Mason Street Advisors’ services to the Portfolio, the Directors also considered services provided by affiliates of Mason Street Advisors. The Directors also received information on soft dollar arrangements, including its policies for allocating brokerage and research services, and any other benefits to Mason Street Advisors or its affiliates arising from the Portfolio.

The Directors recognized that there are limitations inherent in allocating costs and calculating profitability for an organization such as Mason Street Advisors, and that it is difficult to make comparisons of profitability among investment advisers and clients because comparative information is not generally publicly available and, when available, such information has been developed using a variety of assumptions and other factors. Based on their review of the profitability analysis for the Portfolio, the Directors concluded that they were satisfied that Mason Street Advisors’ level of profitability from its relationship with the Portfolio was not excessive.

Other Information.   The Directors were presented with other information intended to assist them in their consideration of the approval of the Sub-Advisory Agreement, including information about the services provided by affiliates of Mason Street Advisors, pending or recent litigation or regulatory actions to which Janus or its affiliates may have been a party, and Janus’ response to those actions, reports from Mason Street Advisors on its review of the compliance program of Janus, and information regarding portfolio turnover, business continuity, codes of ethics, and business structure and history.

Conclusions of the Directors.   Based on a consideration of all information they deemed relevant in its totality, the Board, including the Independent Directors, and assisted by the advice of legal counsel independent of Mason Street Advisors, in the exercise of its business judgment concluded that it was in the best interests of the International Growth Portfolio to approve the Sub-Advisory Agreement between Mason Street Advisors and Janus.

Description of the Sub-Advisory Agreement

Under the terms of the Sub-Advisory Agreement, Janus shall manage, subject to the supervision of the Board and the Adviser: (i) the investment operations for the Portfolio’s assets by specific investment style agreed upon by the Adviser and the Sub-Adviser from time to time, and (ii) the composition of such assets, including the purchase, retention and disposition thereof, in accordance with the Portfolio’s investment objectives, policies and restrictions as stated in the Series Fund’s prospectus and statement of additional information. Janus will also perform certain other administrative and compliance related functions in connection with the management of the Portfolio, including the maintenance of records relating to its services and the provision of periodic reports to the Adviser and the Board.

The Sub-Advisory Agreement provides for Janus to be compensated based on the average daily net assets of the Portfolio at the following rates: 0.50% on the first $100 million of assets, 0.43% on the next $150 million of assets and 0.37% on assets over $250 million. Janus is compensated from the fees that the Adviser receives from the Portfolio. Janus generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than brokerage fees or commissions in connection with the execution of securities transactions, taxes and interest, and custodian fees and expenses. There will be no increase in the advisory fees paid by the Portfolio to the Adviser as a consequence of the appointment of Janus and the implementation of the Sub-Advisory Agreement.

The Sub-Advisory Agreement was approved for an initial term of two years. Thereafter, a continuance will require the annual approval of the Board, including the Independent Directors. The Sub-Advisory Agreement may be terminated at any time, without payment of penalty by (i) by the vote of a majority of the Board or the vote of the majority of the outstanding voting securities of the Portfolio; (ii) the Adviser, upon not less than 30 nor more than 60 days’ prior written notice; or (iii) Janus, upon not less than 60 days’ written notice to the Portfolio and the Adviser. The Sub-Advisory Agreement will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order, or upon the termination of the Advisory Agreement.

The Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligation and duties thereunder, Janus will not be liable for any act or omission in connection with its activities as sub-adviser to the Portfolio.

MANAGEMENT

Mason Street Advisors

The investment adviser for the Portfolio is Mason Street Advisors, LLC, a wholly owned subsidiary of Northwestern Mutual. Mason Street Advisors’ address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Mason Street Advisors provides its extensive institutional and fixed income expertise to Northwestern Mutual and certain of its affiliates, The Northwestern Mutual Foundation, and Northwestern Mutual’s pension plan assets for employees and financial representatives. As of September 30, 2009, Mason Street Advisors had over $83 billion in assets under management.

Pursuant to the Advisory Agreement, subject to the supervision of the Board, Mason Street Advisors manages the investment and reinvestment of the assets of the Series Fund’s portfolios and determines the composition of the assets of the portfolios, including the purchase, retention or sales of the securities and cash contained in the portfolios. In so doing, the Adviser may hire one or more sub-advisers to carry out the investment program of the Series Fund. The Adviser also administers the Series Fund’s corporate affairs, and in connection therewith, furnishes, at its expense, all necessary office facilities, equipment and personnel for managing the Series Fund’s affairs and investments and keeping the Series Fund’s records.

For services to the Portfolio, the Portfolio pays the Adviser a fee based on the average daily net assets of the Portfolio at the following rates: 0.75% on the first $100 million of assets, 0.65% on the next $150 million of assets and 0.55% on assets over $250 million. The Adviser has entered into a written expense limitation agreement under which it has agreed to limit the total expenses of the Portfolio to an annual rate of 1.10% of the Portfolio’s average net assets until April 30, 2010. This agreement may be terminated at any time after April 30, 2010. After giving effect to the expense limitation agreement, the Adviser received advisory fees of $1,854,248 from the Portfolio for the fiscal year ended December 31, 2008.

The Advisory Agreement provides that the Adviser will not be liable for any act or omission or any loss suffered by the Portfolio in connection with the matters to which the Advisory Agreement relates, except for a loss resulting from the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties under the Advisory Agreement. The Advisory Agreement will continue in effect only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act of 1940, as amended. The Advisory Agreement may be terminated at any time without payment of penalty by (i) a vote of the Board or by the vote of a majority of the voting securities of any portfolio, upon 60 days’ written notice to the Adviser; or (ii) the Adviser, upon 90 days’ written notice to the Series Fund. The Advisory Agreement will terminate automatically upon its assignment.

The Advisory Agreement was last approved by the Board, including a majority of the Independent Directors, on February 19, 2009. The beneficial shareholders of the Series Fund last approved the Advisory Agreement on February 20, 2007.

The following chart lists the directors and principal executive officers of Mason Street Advisors and their principal occupations. The address for each, as it relates to that person’s position with Mason Street Advisors, is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Adviser	Principal Occupation
Mark G. Doll	Chairman	Executive Vice President and Chief Investment Officer of Northwestern Mutual
Chris Bauer	Director	Retired
Jefferson V. DeAngelis	Director and President	Senior Vice President – Public Markets of Northwestern Mutual
Patricia L. Van Kampen	Vice President	Vice President – Equities
Kate M. Fleming	Treasurer and Vice President – Operations	Vice President – Operations
Raymond J. Manista	Secretary	General Counsel of Northwestern Mutual
Michael W. Zielinski	Chief Compliance Officer	Chief Compliance Officer

Several officers of the Series Fund are also officers and/or employees of the Adviser. These individuals and their respective positions are as follows: Patricia L. Van Kampen serves as President of the Series Fund, and Vice President – Equities of the Adviser; Jefferson V. DeAngelis serves as Vice President – Investments of the Series Fund, and President of the Adviser; Kate M. Fleming serves as Vice President – Operations of the Series Fund, and Treasurer and Vice President – Operations of the Adviser; and Michael W. Zielinski serves as Chief Compliance Officer for both the Series Fund and the Adviser. The address of each executive officer of the Series Fund is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Janus

Janus Capital Management LLC is located at 151 Detroit Street, Denver, Colorado 80206. Janus (together with its predecessors) has served as an investment adviser since 1969 and currently serves as investment adviser, or sub-adviser, to separately managed accounts, mutual funds, as well as commingled pools or private funds, and wrap fee accounts. Janus is a direct subsidiary of Janus Capital Group, Inc. (“JCGI”), a publicly traded company with principal operations in financial asset management businesses. JCGI owns approximately 95% of Janus, with the remaining 5% held by Janus Management Holdings Corporation. Janus currently acts as sub-adviser to the Focused Appreciation Portfolio of the Series Fund.

The following chart lists the principal executive officers of Janus and their principal occupations. The address for each, as it relates to that person’s position with Janus, is 151 Detroit Street, Denver, Colorado 80206.

Name	Principal Occupation
Timothy K. Armour	Interim Chief Executive Officer and Director of Janus Capital Group and is a member of Janus’ Executive Committee
Robin C. Beery	Executive Vice President, Head of Intermediary Distribution, Global Marketing and Product, and is a member of Janus’ Executive Committee
Daniel P. Charles	Executive Vice President and Head of Institutional and International, and is a member of Janus’ Executive Committee
Jonathan D. Coleman	Co-Chief Investment Officer and Portfolio Manager and is a member of Janus’ Executive Committee
Gregory A. Frost	Executive Vice President, Chief Financial Officer and Treasurer, and is a member of Janus’ Executive Committee
James P. Goff	Vice President and Director of Research and is a member of Janus’ Executive Committee
Heidi W. Hardin	Senior Vice President, General Counsel and Secretary
Kelley A. Howes	Executive Vice President and Chief Administrative Officer, and is a member of Janus’ Executive Committee
David Kowalski	Senior Vice President of Compliance and Chief Compliance Officer
Richard Gibson Smith	Executive Vice President, and Co-Chief Investment Officer and is a member of Janus’ Executive Committee

Janus provides investment advisory or sub-advisory services to the funds listed below, which have investment objectives and strategies similar to those of the Portfolio. While the investment objectives and strategies of the funds listed below may be similar to those of the Portfolio, the nature of services provided by Janus may be different. For example, Janus provides sub-advisory services to the Portfolio and the Seasons Series Trust International Equity Fund, while it provides investment advisory services to the Janus International Equity Fund.

Comparable Fund	Advisory Fee	Assets Managed as of September 30, 2009
Janus International Equity Fund	0.71%	$233,262,400
Seasons Series Trust International Equity Fund	0.43%	$89,933,871

SHARES OUTSTANDING AND OWNERSHIP OF SHARES

All of the outstanding shares of the Portfolio are held by Northwestern Mutual for its general account and for its separate investment accounts used for variable annuity contracts and variable life insurance policies. The following table shows the allocation of shares of the Portfolio among the general account and the separate investment accounts as of September 30, 2009. All shares are owned of record.

General Account	—	shares	0.00%
NML Variable Annuity Account A	9,385,468	shares	4.0%
NML Variable Annuity Account B	149,657,593	shares	64.2%
NML Variable Annuity Account C	1,091,591	shares	0.5%
Northwestern Mutual Variable Life Account	72,228,253	shares	31.0%
Northwestern Mutual Variable Life Account II	713,902	shares	0.3%

Total	233,076,807	shares	100.0%

The amount owned by the Directors or officers as a group is less than 1% of the Portfolio.

DISTRIBUTION

The Series Fund has no principal underwriter or distributor. It sells its shares directly to Northwestern Mutual’s insurance company separate accounts to fund variable annuity and variable life insurance products issued by Northwestern Mutual.

OTHER INFORMATION

Annual and Semi-Annual Reports

Free copies of the Series Fund’s current annual and semi-annual reports may be obtained by writing to Northwestern Mutual, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or calling the following toll-free telephone number: 1-888-455-2232.

Shareholder Proposals

The Series Fund is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Series Fund must be received by the Series Fund within a reasonable time before the Series Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Series Fund will not incur expenses in connection with this Information Statement. Mason Street Advisors and/or an affiliate will pay the expenses, including the printing, distribution, legal fees and out-of-pocket expenses.